BERONI GROUP

beroni

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

Beroni Group Limited
(ACN 631 077 526)

The persons listed in Schedule 1

CONTENTS

THIS AGREEMENT is made on 28 January 2022

BETWEEN:

A **BERONI GROUP LIMITED** ACN 631 077 526 of Level 16, 175 Pitt Street, Sydney NSW 2000, Australia (**Company**); and

B The person whose details are listed in schedule 1 (**Investor**).

RECITALS

1 The Company proposes to issue unsecured convertible Notes to the Investor having a principal amount of US$100 (**Face Value**) each pursuant to the Note Terms (**Convertible Notes**).

2 The Investor has agreed to subscribe for, and the Company has agreed to issue to the Investor, the Convertible Notes on the terms, and subject to the conditions set out in this agreement and the Note Terms.

IT IS AGREED AS FOLLOWS:

DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this agreement, the following definitions apply unless the context requires otherwise:

Affiliate of a person (the **Subject Person**) means:

(a) each other person directly or indirectly Controlling, Controlled by, or under common Control with, the Subject Person;

(b) any trust, fund, limited partnership or other entity of which an entity to which paragraph (a) applies is the custodian, trustee, responsible entity, general partner, manager or investment manager; or

(c) the custodian, trustee, responsible entity or general partner of a trust, fund, limited partnership or other entity to which paragraph (b) applies;

NSX means NSX Limited ACN 089 447 058.

NSX Listing Rules listing rules of the market operated by the NSX in effect from time to time.

Authority means:

(d) any government or governmental, semi-governmental or local authority and any department, office, minister, commission, board, delegate or agency of any such government or authority;

(e) any judicial or administrative entity or authority; and

(f) any other authority, commission, board, agency or other entity established or having power under statute or the listing rules of any recognised securities exchange;

Board means the board of Directors for the time being;

Business Day means a day (other than a Saturday or Sunday or a public holiday) on which banks are open for general business in New South Wales;

Company Warranties means the statements set out in schedule 3A to this agreement which are given as representations and warranties by the Company to the Investors pursuant to clause 1.13;

Completion means satisfaction of the actions described in clauses 1.9 and 1.10;

Completion Date means the date on which Completion occurs or such other date as the Company and Investors may agree;

Confidential Information means:

(a) the existence, and terms, of this agreement;

(b) the identity of the Investors;

(c) any confidential information relating to the business, assets or strategy of the Group or an Investor or an Affiliate of the Investor;

Control has the meaning given in section 50AA of the Corporations Act and includes the possession of the capacity, directly or indirectly, whether by contract ownership or practical influence, to direct or cause the direction of the management and affairs of a person or entity, including investment decisions, and **Controller**, **Controlling** and **Controlled** shall be construed accordingly;

Constitution means the constitution of the Company;

Conversion Amount means in respect of each Convertible Note, the Face Value of the Convertible Note;

Conversion Date means in respect of each Convertible Note, the date on which the Convertible Noteholder exercises its conversion right by giving a Conversion Notice to the Company in accordance with paragraph 5.1 of the Note Terms;

Convertible Noteholder has the meaning given in the Note Terms;

Conversion Notice means a notice substantially in the form set out in schedule 6;

Conversion Shares means such number of Shares to be issued to a Convertible Noteholder upon conversion of Convertible Notes, calculated in accordance with paragraph 5.5 of the Note Terms;

Corporations Act means the *Corporations Act 2001* (Cth);

Directors means the directors of the Company;

Equity Securities means:

(a) any Share;

(b) any preference share, option, warrant, debenture or any other Security or obligation which, by its terms, is directly or indirectly convertible into, or exchangeable for, Shares; and

(c) any other option, warrant or other right for subscription or purchase with respect to Shares or such other Securities;

Excluded Tax means:

(a) any Tax imposed, deducted or withheld in respect of dividends paid in respect of shares acquired on conversion of Convertible Notes;

(b) any Tax imposed, deducted or withheld from a payment in respect of a Convertible Note where the payment could have been made to the Investor without such imposition or withholding if the Investor had supplied the Company details of (i) the Investor's tax file number, (ii) Australian Business Number, or (iii) a relevant exemption from Australian tax (as appropriate);

(c) any Tax imposed, deducted or withheld by reason of the Investor being liable, or alleged to be liable, to Australian Tax that is the subject of a direction under section 255 of the *Income Tax Assessment Act 1936* (Cth) or section 260-5 of the *Taxation Administration Act 1953* (Cth) (Australia); and

(d) any Tax imposed on or measured by net income.

Existing Shareholder means each person who was a registered holder of Shares immediately prior to the execution of this agreement;

Group means the Company and its subsidiaries, and **Group Member** means any one of them as the context requires;

GST means the tax imposed by GST Law;

GST Act means the *A New Tax System (Goods and Services Tax) Act 1999* (Cth);

GST Law has the same meaning as in the GST Act;

Insolvency Event means any of the following:

(a) a person is or states that the person is unable to pay from the person's own money all the person's debts as and when they become due and payable;

(b) a person is taken or must be presumed to be insolvent or unable to pay the person's debts under any applicable legislation;

(c) an application or order is made for the winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a corporation;

(d) an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of a corporation or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within seven days;

(e) a controller is appointed in respect of any property of a corporation;

(f) a corporation is deregistered under the Corporations Act or notice of its proposed deregistration is given to the corporation;

(g) a distress, attachment or execution is levied or becomes enforceable against any property of a person;

(h) a person enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the person's creditors or members or a moratorium involving any of them;

(i) a petition for the making of a sequestration order against the estate of a person is presented and the petition is not stayed, withdrawn or dismissed within seven days or a person presents a petition against himself or herself;

(j) a person presents a declaration of intention under section 54A of the *Bankruptcy Act 1966*; or

(k) anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of a person.

Investor Warranties means the statements set out in schedule 3B to this agreement which are given as representations and warranties by the Investors to the Company pursuant to clause 1.17;

Issue Date means in respect of each Convertible Note the date that the Convertible Note is recorded in the Register as having been issued by the Company;

Losses means losses (including indirect and consequential losses), costs (including costs of bring any claim, legal fees and expenses and costs in respect of management time), deficiencies, damages, liabilities, charges, expenses and penalties;

Maturity Date means 1 year after the date of this agreement;

Notes means the Convertible Notes;

Note Certificate means a certificate substantially in the form set out in schedule 4;

Note Terms means the terms of issue of each Convertible Note as set out in schedule 2;

Redemption Amount means in respect of each Convertible Note, the amount equal to the Face Value of the Convertible Note;

Redemption Date means in respect of a Convertible Note, the date on which the Investor exercises its redemption right by giving a Redemption Notice to the Company in accordance with paragraph 4 of the Note Terms;

Redemption Event means any of the circumstances described in paragraph 4.2 of the Note Terms;

Redemption Notice means a notice substantially in the form set out in schedule 5;

Register means the register of the holders of Notes kept by the Company in accordance with the Note Terms;

Security has the meaning given by section 92 of the Corporations Act;

Shareholder means each person who for the time being is a registered holder of Shares;

Share means a share of any class (whether fully or partly paid) in the issued capital of the Company;

Subscription Amount means the Face Value of each Convertible Note multiplied by the number of Convertible Notes being subscribed for by the Investor pursuant to schedule 1;

Tax means a tax, levy, charge, impost, fee, deduction, withholding or duty of any nature, including stamp and transaction duty or any goods and services tax (including GST), value added tax or consumption tax which is imposed or collected by an Authority, except where the context requires otherwise. This includes any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts; and

Tax Authority means the Australian Taxation Office or any other taxing or other Authority (whether within or outside Australia) competent to impose, administer or collect any Tax.

1.2 Interpretation

In this agreement:

(a) headings do not affect interpretation;

(b) singular words include the plural and vice versa;

(c) a reference to any gender includes a reference to every gender;

(d) if a word or phrase is defined, other grammatical forms of that word have a corresponding meaning;

(e) general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(f) references to any legislation or any provision of any legislation include any amendment, modification, consolidation or re-enactment of the legislation or any legislative provision substituted for, and all legislation and statutory instruments of, and regulations issued under, the legislation;

(g) words denoting persons include bodies corporate, trusts, partnerships, unincorporated associations and Authorities;

(h) references to an individual or a natural person include that person's estate and personal representatives;

(i) the schedules and annexures form part of this agreement and, unless the context requires otherwise, a reference to a clause, subclause, schedule or annexure is a reference to a clause, subclause, schedule or annexure of or to this agreement;

(j) unless otherwise indicated, a reference to any time is a reference to that time in Sydney, Australia;

(k) references to **including**, **includes** and other similar expressions are not words of limitation; and

(l) a reference to **$**, **US$** or **USD** is to US currency.

1.3 Unless otherwise indicated, where the day on which any act, matter or thing is to be done is a day other than a Business Day, that act, matter or thing must be done on or by the next Business Day.

SUBSCRIPTION

1.4 Investor agrees to subscribe for (either directly or through a nominee), and the Company must issue to the Investor (or their nominee), on the Completion Date, the number of Convertible Notes set out next to that Investor's name in schedule 1 in Column A, for the Subscription Amount set out in Column B, subject to, and in accordance with, the provisions of this agreement.

1.5 The Company and the Investor (or their nominee) will execute all such documents necessary to issue the Notes to the Investor (or their nominee) as soon as reasonably practicable, and in any event no later than 20 Business Days after Completion.

1.6 The Company acknowledges and agrees that the Subscription Amount is made by the Investors (or their nominee) in reliance upon the Company Warranties and in consideration for the other covenants and undertakings of the Company in this agreement.

PRE-COMPLETION OBLIGATIONS

1.7 Prior to Completion, the Company shall not, without the prior written consent of the Investors, do or omit to do, or cause to be done or omitted to be done, any act or thing that would result (or be likely to result) in a breach of any of the Company Warranties were they to be repeated at any time up to and including the date of Completion by reference to the facts and circumstances then existing, except as contemplated by the Transaction Documents.

COMPLETION

1.8 Completion of the purchase of the Convertible Notes described in clause 1.4 shall take place on the Completion Date (or at such other time, or on such other date, as the Company and all of the Investors may agree).

1.9 At or before Completion under clause 1.8, the Company shall:

(a) deliver to Investor:

(i) a counterpart of this agreement duly executed by all parties;

(ii) a duly executed certificate for the Convertible Notes described in clause 1.4;

(iii) a certified copy of a resolution of the Directors in accordance with the Constitution approving the issue of the Convertible Notes to the Investor (for the avoidance of doubt, a resolution of the Directors approving the issue of Convertible Notes to all

or some of the Investors, which Investors include that Investor, will satisfy this requirement);

(iv) certified copies of such other resolutions of the Board as are necessary under the Corporations Act, the NSX Listing Rules and the Constitution in order to facilitate the issue of the Convertible Notes to the Investor and the exercise/enforcement of all of the rights/obligations attaching to the Convertible Notes under the Note Terms;

(v) certified copies of such resolutions of the Existing Shareholders as are necessary under the Corporations Act, the NSX Listing Rules and the Constitution in order to facilitate the issue of the Convertible Notes to the Investor and the exercise/enforcement of all of the rights/obligations attaching to the Convertible Notes under the Note Terms; and

(b) enter the name of the Investor in the Register as the holder of the Convertible Notes described in clause 1.4.

1.10 Subject to the fulfilment by the Company of its obligations under clause 1.9, at Completion, Investor shall issue instructions to its bank to pay the Subscription Amount by electronic funds transfer to the bank account of the Company's wholly owned subsidiary in China, as detailed below:

Account Name: **TIANJIN BERONI BIOTECHNOLOGY CO., LTD**

Account Number: **02020201040016735**

Bank: **Agricultural Bank of China- Tianjin jinxi Branch**

The Company acknowledges that 1 Business Day may be required for the receipt of funds by the Company after such instructions are given. The parties acknowledge and agree that the issue and entry in the Register and the delivery of the certificates under the Convertible Notes will occur in escrow pending receipt of such payment and that the Convertible Notes will be cancelled and the certificates for the Convertible Notes returned if such payment is not received within 1 Business Day.

1.11 If the Company does not comply with clause 1.9 in any respect, Investor may, without prejudice to any other rights it has:

(a) proceed to Completion in respect of their Convertible Notes to the extent possible;

(b) defer such Completion to a date no more than 28 days after the date on which Completion would otherwise have taken place; or

(c) rescind this agreement.

GENERAL WARRANTIES

1.12 Each party to this agreement represents and warrants in relation to itself to each other party that:

(a) (**status**) In the case of a company, it is duly incorporated under the laws of the place of its incorporation.

(b) (**capacity**) It has full legal capacity and power to enter into this agreement and to carry out the transactions that this agreement contemplates.

(c) (**corporate authority**) In the case of a company, it has taken all corporate action that is necessary or desirable to authorise its entry into this agreement and its carrying out of the transactions that this agreement contemplates.

(d) (**Authorisation**) It holds each authorisation that is necessary to:

(i) execute this agreement and to carry out the transactions that this agreement contemplates; and

(ii) ensure that this agreement is legal, valid, binding and admissible in evidence,

and it is complying with any conditions to which any of these Authorisations is subject.

(e) (**agreement effective**) This agreement constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms subject only to the discretion of the courts not to grant relief by way of injunction, specific performance or declaration, laws relating to creditors rights generally and to any necessary stamping or registration.

COMPANY WARRANTIES

1.13 The Company represents and warrants to the Investor that each of the Company Warranties in Schedule 3A will be, at the Completion Date, true, accurate and not misleading.

1.14 Each Company Warranty is a separate and independent warranty and, except as otherwise expressly provided in this agreement, no Company Warranty shall be limited by reference to any other Company Warranty or by the other terms of this agreement.

1.15 None of the Company Warranties will be treated as qualified by any actual, imputed or constructive knowledge on the part of the Investor or any of its agents or advisers.

1.16 Without prejudice to any other remedy available to the Investor or its ability to claim damages on any other basis, if any of the Company Warranties are untrue, inaccurate or misleading), the Company indemnifies the Investor for, and must, at the direction of the Investor, pay to the Investor, an amount equal to all Losses directly incurred or suffered by the Investor or any of its Affiliates arising out of, or in connection with, such Company Warranty being untrue, inaccurate or misleading.

INVESTOR WARRANTIES

1.17 The Investor represents and warrants to the Company that the Investor Warranties in Schedule 3B will be, at the Completion Date, true, accurate and not misleading.

1.18 The Investor Warranty is a separate and independent warranty and, except as otherwise expressly provided in this agreement, no Investor Warranty shall be limited by reference to any other Investor Warranty or by the other terms of this agreement.

1.19 None of the Investor Warranties will be treated as qualified by any actual, imputed or constructive knowledge on the part of Company or any of its agents or advisers.

1.20 Without prejudice to any other remedy available to the Company or its ability to claim damages on any other basis, if any of the Investor Warranties are untrue, inaccurate or misleading), the Investors indemnify the Company for, and must, at the direction of the Company, pay to the Company, an amount equal to all Losses directly incurred or suffered by the Company or any of its Affiliates arising out of, or in connection with, such Investor Warranty being untrue, inaccurate or misleading.

COSTS

1.21 Subject to clause 1.22, each party must pay the costs and expenses incurred by it in connection with entering into, and performing its obligations under, this agreement.

1.22 The Investor shall pay all of its own costs and expenses incurred in relation to the negotiation, preparation, execution and performance of this agreement. For the avoidance of doubt, the Investor's obligations under this clause 1.22 will apply whether or not Completion occurs in accordance with this agreement.

CONFIDENTIALITY

1.23 Subject to clauses 1.24 and 1.25:

(a) each party must keep the Confidential Information provided to it by any other party (**disclosing party**) confidential and not cause or allow any disclosure of that Confidential Information; and

(b) the Company must procure that each officer, employee, agent, consultant and adviser of the Company keeps the Confidential Information confidential and does not cause or allow any disclosure of Confidential Information; and

(c) the Investor must procure that each Affiliate, and each officer, employee, agent, consultant and adviser of each Affiliate, keeps the Confidential Information confidential and does not cause or allow any disclosure of Confidential Information,

without the prior written consent of the disclosing party.

1.24 Nothing in this Agreement prevents any Confidential Information from being disclosed by any party:

(a) to the extent required by law or any Authority having jurisdiction over that party;

(b) to the extent disclosure is required in connection with the Investor or the Company's pursuit of any equity or debt raising, the sale of its business or assets or the sale or proposed sale by the Shareholders of their Shares in the Company;

(c) to the extent that the information is in, or comes into, the public domain otherwise than as a result of a breach of this agreement or any other undertaking or duty of confidentiality;

(d) on a strictly confidential basis to that party's legal and other professional advisers, auditors and bankers, and any officers, employees and agents of that party, who need to know the information for the purposes of performing obligations or exercising rights under any Transaction Document;

(e) on a strictly confidential basis to that party's legal and other professional advisers, auditors and bankers, and any officers, employees or agents of that party, who need to know the information for the purposes of this agreement or any Transaction Document (or any transactions contemplated by any of them) or for the purposes of advising that party in relation thereto;

(f) to the extent required to enable that party to defend any judicial proceedings brought against it.

1.25 Nothing in this Agreement prevents any Confidential Information from being disclosed by any Investor (or its Affiliate) to any current or prospective investor or to any current or prospective transferee of any Notes or Shares provided the recipient enters into a confidentiality undertaking in favour of the Company and the Investor under which it agrees to:

(a) hold the Confidential Information in strict confidence and keep it secret; and

(b) not use, or cause or permit to be used, any Confidential Information except for the purpose of evaluating a possible acquisition of all or a part of the business, assets or securities (including Notes) of the Company and negotiating the terms of any such acquisition.

TAX

1.26 If the Company is required by law to deduct or withhold any Australian Tax from a payment to the Investor under this document, the Company must:

(a) make that deduction or withholding (and any further deductions or withholdings contemplated by paragraph (b) below), pay to the appropriate Authority an amount equal to the full amount deducted and/or withheld as required by law and give the Investor the original receipt for the payment; and

(b) to the extent that such deduction or withholding is not in respect of an Excluded Tax, pay additional amounts to the Investor that will result in the Investor receiving at the time when the payment is due (after deduction or withholding of any Taxes in respect of any such additional amount) the full amount that the Investor would have received if no deduction or withholding had been required.

GST

1.27 Definitions

In this clause:

(a) words and expressions which are not defined in this document but which have a defined meaning in GST Law have the same meaning as in the GST Law; and

(b) references to GST payable and input tax credit entitlements of any entity include GST payable by, and the input tax credit entitlements of, the representative member of the GST group of which the entity is a member.

1.28 Amounts exclusive of GST

Unless otherwise expressly stated, all prices or other amounts payable or consideration to be provided under this document are exclusive of GST.

1.29 Payment of GST

If GST is payable by a supplier on any supply made under this document, the recipient will pay to the supplier an amount equal to the GST payable on the supply. The recipient will pay the amount of GST in addition to and at the same time that the consideration for the supply is to be provided under this document.

1.30 Tax invoice

The supplier must deliver a tax invoice or an adjustment note to the recipient before the supplier is entitled to payment of GST. The recipient can withhold payment of the amount until the supplier provides a tax invoice or an adjustment note as appropriate.

1.31 Adjustments

If an adjustment event arises in respect of a taxable supply made by a supplier under this document the amount of GST payable by the recipient will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the supplier or by the supplier to the recipient as the case requires.

1.32 Reimbursements

Where a party is required under this document to pay or reimburse an expense or outgoing, the amount to be paid or reimbursed will be the sum of:

(a) the amount of the expense or outgoing less any input tax credits to which the other party is entitled; and

(b) if the payment or reimbursement is subject to GST, an amount equal to that GST.

ASSIGNMENT

1.33 None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of the other parties.

NOTICES

1.34 Any notice, demand, consent or other communication (a **Notice**) given or made under this agreement:

(a) must be in writing and signed by the party giving notice or a person duly authorised by the party giving notice;

(b) must be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

(i) to the Company:

Attention: Mr. Peter Wong, Chief Financial Officer

Phone No: +61 2 9159 1827

Email: peter.wong@beronigroup.com

(ii) to the Investor: In accordance with the address or other notice details for that Investor set out in schedule 1

(c) will be taken to be duly given or made when delivered, received or left at the above email or address. If delivery or receipt occurs on a day which is not a business day in the place to which the Notice is sent or is later than 6.00 pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

GENERAL

1.35 Liability of Company

For the avoidance of doubt, nothing in this agreement excludes the liability of the Company for intentionally withholding information from, or providing false or misleading information to, the Investor.

1.36 Further assurances

The Company shall promptly execute and deliver all deeds, instruments, transfers or other documents, and do all such things, as the Investor may reasonably require from time to time for the purpose of giving full effect to the provisions of this agreement.

1.37 Waiver

(a) The rights of each party under this agreement may be waived only expressly and specifically in writing, and with the prior written consent of the Company and a majority of Investors. Delay in exercising, or non-exercise of, any right under this agreement is not a waiver of that right.

(b) A waiver by one of the parties of any of the provisions of this agreement or of any breach of, or default by, another party in complying with any of those provisions shall not constitute a continuing waiver and the waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this agreement not waived or from acting on any subsequent breach of, or default by, that other party under any of the provisions of this agreement.

1.38 Rights cumulative

The rights of each party under this agreement may be exercised as often as necessary and are (unless otherwise expressly provided in this agreement) cumulative and not exclusive of rights and remedies provided by law.Whole agreement

(a) This agreement and any documents referred to in it contains the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all

previous agreements, whether oral or in writing, between the parties relating to those transactions.

(b) Except as required by statute, no terms shall be implied (whether by custom, usage or otherwise) into this agreement.

1.39 Amendment

No amendment or variation of this agreement is valid or binding on a party unless made in writing and executed by all parties.

1.40 Severability

Any provision of this agreement that is invalid or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, to the minimum extent necessary in order to be valid and enforceable, and otherwise shall be severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

1.41 Survival

(a) Each obligation, representation, warranty and undertaking under this agreement (excluding any obligation fully performed at Completion) shall continue in force after Completion and will not be affected by the waiver, in whole or in part, of any Condition.

(b) Each indemnity contained in this agreement:

(i) is a continuing obligation despite a settlement of account or the occurrence of anything, and remains in full force and effect until all money owing, contingently or otherwise, under an indemnity has been paid in full;

(ii) is an additional, separate and independent obligation of the party giving the indemnity and no one indemnity limits the generality of any other indemnity; and

(iii) survives the termination of this agreement.

1.42 Counterparts

This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

1.43 Governing law and jurisdiction

This agreement is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts in New South Wales, Australia, and courts of appeal from them, in respect of any dispute (including non-contractual disputes) arising out of or in connection with this agreement.

SCHEDULE 1 – INVESTOR

Name	**Address and notice details**	**Column A** **Number of Convertible Notes**	**Column B** **Subscription Amount**
Shujun Liang	RM104, Building 23, Xuhui Huaxiang Garden, No.99 Nanfeng Avenue, Yundonghai Street, Sanshui District, Foshan City, China	5,000	RMB3,200,000 or US$500,000 (Exchange rate: USD1 to RMB6.4)

SCHEDULE 2 – NOTE TERMS

1 CONVERTIBLE NOTES

1.1 Terms of issue

The Convertible Notes are 12-month unsecured Convertible Notes and are issued on the terms set out in this schedule.

1.2 General terms

Each Convertible Note:

(a) is issued at Face Value;

(b) constitutes a separate and individual acknowledgement of the indebtedness of the Company to the Convertible Noteholder in respect of the Redemption Amount for the Convertible Note; and

(c) may be:

(i) redeemed in accordance with paragraph 4; or

(ii) converted into Shares in accordance with paragraph 5.

1.3 Ranking of Convertible Notes

The Convertible Notes rank in all respects equally with each other and without any preference among themselves.

1.4 Voting rights

Convertible Notes do not entitle Convertible Noteholders to have any right to vote at general meetings of the Company.

1.5 Notices

Each Convertible Noteholder will have the same rights as a holder of Shares to receive notices of general meetings, reports and financial statements of the Company.

2 REGISTER OF CONVERTIBLE NOTES

2.1 Establishing the Register

The Company must establish and maintain a Register and enter on the Register:

(a) the name and address of each Convertible Noteholder;

(b) the number of Convertible Notes held by each Convertible Noteholder;

(c) the following information in relation to each Convertible Note:

(i) the Issue Date;

(ii) the Maturity Date;

(iii) the Face Value;

(iv) the Interest Rate (if any),

(d) details of all transfers of Convertible Notes made in accordance with this document, including the date of registration of such transfers;

(e) in relation to Convertible Notes no longer outstanding, particulars of their redemption or conversion into Shares; and

(f) such other information as is required by any applicable law.

2.2 Register available for inspection

The Register must be kept at the registered office or principal place of business of the Company or any other place permitted by the Corporations Act. Subject to any exemption granted under the Corporations Act, the Register must be open at all reasonable times during business hours for inspection by any person.

On the request and at the expense of any person inspecting the Register, the Company must provide to the person an extract from the Register as soon as practicable after the making of the request.

2.3 Register conclusive

In the absence of evidence to the contrary, the Register is proof of the matters shown in the Register.

3 INTEREST

The Convertible Note does not attract any interest.

4 REDEMPTION

4.1 Redemption

At any time following the occurrence of a Redemption Event, a Convertible Noteholder may require the Company to redeem some or all of the Convertible Notes held by the Convertible Noteholder by delivering to the Company:

(a) an executed Redemption Notice; and

(b) Note Certificates in respect of the number of Convertible Notes to be redeemed.

4.2 Redemption Event

The following is a Redemption Event (whether or not caused by anything outside the control of any party):

(a) **Insolvency Event:** an Insolvency Event occurs in relation to the Company.

4.3 Obligation to redeem

Within 30 Business Days of receiving a Redemption Notice and Note Certificates in accordance with paragraph 4.1, the Company must pay to the Convertible Noteholder the Redemption Amount for such number of Convertible Notes being redeemed.

4.4 Redemption

A Convertible Noteholder is not entitled to require redemption of any Convertible Notes by the Company other than in accordance with paragraph 4.1.

5 CONVERSION

5.1 Conversion by Convertible Noteholders

Subject to paragraph 5.2, a Convertible Noteholder may at any time convert some or all of the Convertible Notes held by the Convertible Noteholder into Shares by delivering to the Company:

(a) an executed Conversion Notice specifying the number of Convertible Notes to be redeemed and converted; and

(b) Note Certificates in respect of the number of Convertible Notes to be redeemed and converted.

5.2 Time of conversion

(a) A Convertible Noteholder's conversion right is deemed to have been exercised on the Conversion Date and provided that the Conversion Date occurs before the Maturity Date, a Convertible Noteholder is entitled to convert its Convertible Notes despite the fact that any Shares to be issued following such conversion may be issued after the Maturity Date.

(b) For the avoidance of doubt, a Convertible Noteholder is entitled to convert its Convertible Notes upon the exercise of a conversion right under paragraph 5.1 provided the Conversion Notice has been received by the Company prior to the delivery of a Redemption Notice upon a redemption under paragraph 4.1.

5.3 Conversion

If the Convertible Noteholder exercises its conversion right under paragraph 5.1, the Company must comply with the Conversion Notice by:

(a) redeeming the number of Convertible Notes specified in the Conversion Notice; and

(b) applying the Conversion Amount as subscription funds for the Conversion Shares which are to be issued to the Convertible Noteholder in accordance with paragraph 5.9.

5.4 Irrevocable direction

A Conversion Notice given in accordance with this document is irrevocable.

5.5 Calculation of Conversion Shares

The number of Shares to be issued to the Convertible Noteholder in respect of each Convertible Note will be calculated by dividing the Face Value of the Notes by the Conversion Price of US$7.

5.6 Price Protection

If, upon the listing of the Company on the Nasdaq Stock Market or the New York Stock Exchange,the initial public offering price is lower than the Conversion Price, then the Company must on demand by the Convertible Noteholder issue such number of additional shares to the Convertible Noteholder that would have been issued if the Convertible Notes were issued at the initial public offering price instead of the Conversion Price.

5.7 Automatic Conversion

On the Maturity Date, the Company must convert all Convertible Notes held by Convertible Noteholders that have not otherwise been converted or redeemed by applying the Conversion Amount as subscription funds for the Conversion Shares which are to be issued to the Convertible Noteholder in accordance with paragraph 5.9.

5.8 Shareholder Approval

Unless required by the NSX Listing Rules, the issue of any Conversion Shares is not subject to the Company seeking shareholder approval for the issue of those Conversion Shares. If required, the Company will lodge a notice of meeting for the Convertible Note and seek that approval within 2 months after signing the Conversion Note.

5.9 Issue of Conversion Shares

Subject to clause 5.8, the Company must:

(a) issue and allot the Conversion Shares subscribed for under clause 5; and

(b) Seek quotation of the Conversion Shares under the NSX Listing Rules together with a notice in compliance with section 708A(5)(e) of the Corporations Act in relation to the Conversion Shares; and

(c) procure that the Company's share registry issue 'holding identifier numbers' and a 'holding statement' to the Subscriber in relation to the Conversion Shares.

no later than 10 Business Days after the date on which a Conversion Notice is received by the Company.

5.10 Ranking of Shares

Shares issued on the conversion of Convertible Notes will rank in all respects equally with all other Shares on issue.

6 CANCELLATION OF CONVERTIBLE NOTES

All Convertible Notes redeemed or converted in accordance with this document will automatically be cancelled and may not be re-issued.

7 EFFECT OF RECONSTRUCTION OF SHARE CAPITAL

If prior to the Maturity Date, there is any bonus issue of Shares or reorganisation of the issued share capital of the Company, including any consolidation, subdivision, reduction, cancellation or return then, the number of Convertible Notes issued to each Convertible Noteholder will be adjusted by the Company as appropriate and consistent with the reorganisation to ensure that the proportion which the Shares to be issued to that Convertible Noteholder on exercise of its conversion rights after the bonus issue or reorganisation has occurred bears to the total Shares on issue, is the same as it would have been had the bonus issue or reorganisation not occurred.

8 TRANSFER

To the extent permitted by Chapter 6D of the Corporations Act, a Convertible Noteholder may, subject to:

(a) the written consent of the Company (such consent not to be unreasonably withheld); and

(b) compliance with any restrictions on transfers under the Constitution,

transfer the legal and/or beneficial interest in a Convertible Note to any third party by giving written notice to the Company specifying the name and address of the transferee and the number of Convertible Notes being transferred.

9 CANCELLATION AND REPLACEMENT OF NOTE CERTIFICATES

(a) If any Note Certificate is worn out or defaced then, on production of it to the Company, the Directors must cancel it and issue a new Note Certificate in its place.

(b) If a Note Certificate is lost or destroyed, then:

(i) on proof of the loss or destruction to the satisfaction of the Company Directors; or

(ii) on evidence satisfactory to the Company Directors that the Company will be indemnified for the issue of a new Note Certificate and any of out-of-pocket expenses,

a new Note Certificate will be sent to the persons entitled to the lost or destroyed Note Certificate.

(c) An entry as to the issue of the new Note Certificate and indemnity (if any) will be made in the Register.

10 TERMS BINDING ON PARTIES AND SUCCESSORS

This document will endure for the benefit of and be binding on the parties and their respective successors and permitted substitutes and assigns and (where applicable) legal personal representatives.

SCHEDULE 3A – COMPANY WARRANTIES

1 THE COMPANY REPRESENTS AND WARRANTS TO INVESTOR THAT:

(a) it has complied with its obligations of disclosure under NSX Listing Rule and has not withheld for any purpose any information that would otherwise be required to be disclosed under NSX Listing Rule;

(b) from the date of issue, the Conversion Shares will be fully paid, validly issued and will rank equally in all respects with other ordinary shares of the Company (including their entitlement to future dividends or other distributions);

(c) subject to any application of the NSX Listing Rules in the future, the Conversion Shares will be free from all encumbrances upon issue; and

(d) the Company has not engaged in, and will not engage in, conduct that is misleading or deceptive, or which is likely to mislead or deceive, in connection with the issue of the Conversion Shares.

SCHEDULE 3B – INVESTOR WARRANTIES

2 INVESTOR REPRESENTS AND WARRANTS TO THE COMPANY THAT:

(a) the Investor is a person to whom Conversion Shares may lawfully be offered and issued in compliance with applicable laws without lodgement, registration or other formality or filing with or by a governmental agency;

(b) if you are in Australia, you are a "sophisticated investor" or a "professional investor" within the meaning of sections 708(8) and 708(11) of the Corporations Act and are also a "wholesale client" within the meaning of section 761G of the Corporations Act;

(c) this agreement evidences a valid and binding obligation on you and the execution of this agreement and performance by you of the obligations in it will not infringe any applicable laws or conflict with or result in a breach of your constituent documents or trust (where applicable) or any judgment, document, agreement or other arrangement binding on you or your assets;

(d) you are in compliance with all relevant laws and regulations applicable to the issue of the Conversion Shares (including, without limitation, the requirements of the Corporations Act and the Foreign Acquisitions and Takeovers Act 1975 (Cth) or the Foreign Acquisitions and Takeovers Amendment Act 2015 (Cth) (including all associated regulations to those Acts)) and the constitution of the Company and you will not cease to be in compliance if you acquire Conversion Shares;

(e) you have made and relied upon your own assessment of the Company and have conducted your own investigations, including, without limitation, any restrictions on resale of the Conversion Shares and the particular tax consequences of acquiring, owning or disposing of the Conversion Shares; and

(f) except for any liability that cannot by law be excluded, you acknowledge that none of the Company, its related bodies corporate or affiliates, or any other persons acting on behalf of any of them, or any directors, officers, employees or advisers of the Company, its related bodies corporate or affiliates, or any persons acting on behalf of any of them, accept any responsibility in relation to the Conversion Shares.

SCHEDULE 4 – NOTE CERTIFICATE

Beroni Group Limited ACN 631 077 526 (Company)

Issue of 5,000 Convertible Notes.

This is to certify that **Shujun Liang** is the registered holder of 5,000 Convertible Notes in the Company issued under the Convertible Note Subscription Agreement dated **28 January 2021 (Convertible Note Subscription Agreement**).

Each Convertible Note entitles the holder to the rights and benefits described in the Convertible Note Subscription Agreement which are incorporated in and form part of this certificate.

A term defined in the Convertible Note Subscription Agreement has the same meaning when used in this Note Certificate.

This Note Certificate must be returned to the Company for cancellation on redemption or conversion in accordance with the Convertible Note Subscription Agreement.

If this Note Certificate is not cancelled on or before the Maturity Date, it must be returned to the Company on the Maturity Date.

Number of Convertible Notes:	**5,000**
Face Value per Convertible Note:	**U$100**
Maturity Date:	**One year after the date of this agreement**

Dated

EXECUTED by **Beroni Group Limited** ACN 631 077 526 in accordance with section 127 of the Corporations Act 2001:)

Signature of Director	Signature of Director/Secretary
Print Name	Print Name

SCHEDULE 5 – REDEMPTION NOTICE / EARLY REDEMPTION NOTICE

To: Beroni Limited (Company) / [Early Redemption Notice: [insert] (Noteholder)]

From: [insert] (Noteholder) / [Early Redemption Notice: ## Limited (Company)]

Notice of redemption of Convertible Notes

The [Convertible Noteholder] [Company] hereby gives notice of the redemption of Convertible Notes in accordance with the Convertible Note Subscription Agreement made by the Company dated **[insert date]** (**Convertible Note Subscription Agreement**).

Redemption Amount: ______________________________

Number of Convertible Notes to be redeemed in accordance with the calculation set out in the Convertible Note Subscription Agreement ______________________________

______________________________ ______________________________

Signature of Witness | Signature of Authorised Officer

______________________________ ______________________________

Name of Witness (BLOCK LETTERS) | Name of Authorised Officer (BLOCK LETTERS)

Address of company

Dated

Note: A term defined in the Convertible Note Subscription Agreement has the same meaning when used in this notice.

SCHEDULE 6 – CONVERSION NOTICE

To: **Beroni Group Limited (Company)**

From: **(Noteholder)**

Notice of Conversion of Convertible Notes

The Convertible Noteholder hereby gives notice of its election to convert the number of Convertible Notes specified below into Shares in the Company calculated in accordance with the Convertible Note Subscription Agreement dated **[insert date]** (**Convertible Note Subscription Agreement**).

Number of Convertible Notes to be redeemed andconverted: ....

The Convertible Noteholder applies for such number of Shares as is equal to the Conversion Shares as calculated in accordance with the Convertible Note Subscription Agreement and requests that you issue the Conversion Shares to it.

The Convertible Noteholder agrees to be bound by the Constitution of the Company.

DATED

SIGNED, SEALED and **DELIVERED** by)
in the presence of:)

....
Signature of Witness

....
Signature

....
Print Name

Note: A term defined in the Convertible Note Subscription Agreement has the same meaning when used in this notice.

EXECUTION PAGES

Executed as an agreement

EXECUTED by **Beroni Group Limited** ACN 631 077 526 in accordance with section 127 of the Corporations Act 2001:	))))

	Peter Wong
Signature of Director	Signature of Director/Secretary
BOQING ZHANG	Peter Wong
Print Name	Print Name

BERONI GROUP 貝羅尼 集团

SIGNED, SEALED and **DELIVERED** by:

SHUJUN LIANG

Signature

SHUJUN LIANG

Print Name